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                                                                     Exhibit 24a

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nam Woo, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-4 (Registration No. 333-61057) of Zenith Electronics Corporation (the "Registration Statement") (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:

/s/ Ki-Song Cho                                          /s/ Cha Hong (John) Koo
------------------------                                 -----------------------
Ki-Song Cho                                              Cha Hong (John) Koo


/s/ Seung Pyeong Koo                                     /s/ Hun Jo Lee
------------------------                                 -----------------------
Seung Pyeong Koo                                         Hun Jo Lee


/s/ Yong Nam
------------------------
Yong Nam